Exhibit 1.2

BIOMED REALTY TRUST, INC.
$120,000,000
Shares of Common Stock
(par value $0.01 per share)
EQUITY DISTRIBUTION AGREEMENT
Dated: September 4, 2009

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EXHIBITS

Exhibit A	—	Form of Placement Notice

Exhibit B	—	Authorized/Designated Individuals for Placement Notices

Exhibit C	—	Compensation

Exhibit D	—	Subsidiaries of the Company

Exhibit E-1	—	Form of Opinion of Company Counsel

Exhibit E-2	—	Form of Opinion of Company Tax Counsel

Exhibit E-3	—	Form of Opinion of Company Special Maryland Counsel

Exhibit F	—	Officer Certificate

Exhibit G	—	Issuer Free Writing Prospectus

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BioMed Realty Trust, Inc.
$120,000,000
Shares of Common Stock
(par value $0.01 per share)
EQUITY DISTRIBUTION AGREEMENT
September 4, 2009
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with UBS Securities LLC (“UBS Securities”), as follows:
     SECTION 1. Description of Securities.
     Each of the Transaction Entities agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through or to UBS Securities, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having an aggregate offering price of up to $120,000,000 (the “Maximum Amount”). The Company agrees that if it determines that UBS Securities will purchase any Securities on a principal basis, then it will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and UBS Securities covering such purchase. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and UBS Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through UBS Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Transaction Entities hereby reserve the right to issue and sell securities other than through or to UBS Securities during the term of this Agreement subject to the notice provision contained in Section 7(k) herein.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-161751), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to UBS Securities, for use by UBS Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission via EDGAR (other than in connection with any opinion given by counsel in Section 7 hereof, which hereby expressly excludes any copy filed via EDGAR).
     The Company has also entered into separate equity distribution agreements (each an “Alternative Distribution Agreement” and collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with each of Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (each an “Alternative Manager” and collectively, the “Alternative Managers”). The aggregate gross sales price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
     SECTION 2. Placements.
     Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify UBS Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from UBS Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time. The Placement Notice shall be effective upon receipt by UBS Securities, unless and until (i) in accordance with the notice requirements set forth in the second sentence of this paragraph, UBS Securities declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Securities have been sold, (iii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) the Agreement has been terminated under the provisions of Section 13 or (vi) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to UBS Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor UBS Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to UBS Securities and UBS Securities does not decline the terms of such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.
     SECTION 3. Sale of Placement Securities by UBS Securities.
     Subject to the provisions of Section 6(a), UBS Securities, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. UBS Securities will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to UBS Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by UBS Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, UBS Securities may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, UBS Securities may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
     SECTION 4. Suspension of Sales. The Company or UBS Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend the sale of Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.
     SECTION 5. Representations and Warranties.
     (a) Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to UBS Securities as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of each Applicable Time, and agrees with UBS Securities, as follows:
     (1) Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Securities Act; No Misleading Statements; Conformity with EDGAR filings. (A) At the time of filing the Original Registration Statement, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) and (C) at the date hereof, the Company (x) was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”) and (y) was not and is not an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission, will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).
At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on September 4, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.
At the respective times the Original Registration Statement, any Registration Statement and any amendment thereto became effective, at the deemed effective date with respect to UBS Securities pursuant to Rule 430B(f)(2) of the Securities Act Regulations, at the date of this Agreement and at each relevant Settlement Date (as defined in Section 6(b)), the Registration Statement and any amendments or supplements thereto complied and will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any further amendments or supplements thereto, at the time the Prospectus or such amendment or supplement was issued, at the date hereof, at the time of filing pursuant to Rule 424(b) and at each relevant Settlement Date, complied and will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not, and any amendment thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each preliminary prospectus and the prospectus filed as part of the Original Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 of the Securities Act Regulations, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 of the Securities Act Regulations (including, without limitation, Rule 415(a)(5)).
     Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies UBS Securities as described in Section 7(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified or, taken together with the Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     The representations and warranties in Section 5(a)(1) of this Agreement shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use therein.

     Each Prospectus delivered to UBS Securities and used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.
     (2) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 20) has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.
     (3) Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Prospectus or the Registration Statement (the “Incorporated Documents”), when such Incorporated Document was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, in effect at the time of the filing, and any further documents so filed and incorporated after the date of this Agreement up to the later of the termination of this Agreement or the end of the period in which a prospectus relating to the Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act Regulations or any similar rule) will, when they are filed, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and Exchange Act Regulations; and each such Incorporated Document when it was filed did not, or when it is filed will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (4) Company Formation; Good Standing; Qualification. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the state of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, properties, assets, results of operations or prospects of the Transaction Entities and the Subsidiaries (as defined below) taken as a whole, whether or not in the ordinary course (“Material Adverse Effect”).
     (5) Operating Partnership Formation; Good Standing; Qualification; Interests in Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership (“OP Units”) as disclosed in or incorporated by reference in the Prospectus, as of the dates set forth therein, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”). The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”) is in full force and effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in or incorporated by reference in the Prospectus, as of the dates set forth therein.
     (6) Subsidiary Formation; Good Standing; Qualification; Liens; Pre-Emptive Rights. Each direct or indirect subsidiary of the Company and of the Operating Partnership, all of which are listed on Exhibit D hereto (each, a “Subsidiary” and together the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership, limited liability company or common law trust, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement; and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable; and all outstanding shares of its capital stock or other ownership interests are owned by the Company or the Operating Partnership, directly or through the Subsidiaries, free and clear of any Liens, except as described in the Prospectus or where such Liens would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the equity interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, except as set forth in the organizational documents of such Subsidiary.
     (7) Capital of the Company; Options; No Preemptive Rights. The authorized, issued and outstanding Capital Stock of the Company is in all material respects as set forth in the Prospectus. None of the outstanding shares of Capital Stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Further, (i) except for shares of Common Stock reserved for issuance (A) upon exchange or redemption of the OP Units or long term incentive plan units of the Operating Partnership (the “LTIP Units”), (B) in connection with the existing BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan, as amended and restated effective May 27, 2009 (the

“Equity Incentive Plan”), or (C) upon exchange of the Operating Partnership’s 4.50% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes”), all as disclosed in the Prospectus, no shares of Common Stock are reserved for any purpose; (ii) except for the OP Units, LTIP Units and the Exchangeable Notes as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) except for the Exchangeable Notes disclosed in the Prospectus and in connection with our investment in one of our joint ventures, pursuant to which the joint venture party has the right to require the Operating Partnership to issue OP Units in connection with a put call option, which represents less than 1% of the Company’s currently outstanding Common Stock, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company or of the Operating Partnership.
     (8) Authorization of Issuance of Securities; Conformity with Applicable Laws. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to or through UBS Securities, and all other outstanding shares of Capital Stock of the Company have been duly authorized; all outstanding shares of Capital Stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement, such Securities will have been, validly issued, fully paid and non-assessable, have been, or will be, offered and sold in compliance with all applicable federal and state securities laws and will conform in all material respects to the description thereof contained in the Prospectus. Upon payment of the purchase price and delivery of the Securities in accordance herewith, the purchasers will receive good, valid and marketable title to the Securities, free and clear of all Liens. The form of the certificates, if any, to be used to evidence the Securities will be in substantially the form filed or incorporated by reference as an exhibit to the Registration Statement, is in due and proper form and complies with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (the “NYSE”).
     (9) Authorization of Issuance of OP Units; Conformity with Applicable Laws; No Preemptive Rights. The issued and outstanding OP Units and Series A preferred units of limited partnership interest in the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and conform in all material respects to the description thereof contained in the Prospectus. The OP Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized for issuance by the Operating Partnership and, when issued and delivered by the Operating Partnership to the Company in connection with the contribution of the net proceeds of the offering, will be validly issued, fully paid and non-assessable. The OP Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. None of the OP Units will be subject to or issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
     (10) No Other Brokerage Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities, any Subsidiary and any person that would give rise to a valid claim against the Transaction Entities, any Subsidiary, or UBS Securities for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (11) No Registration Rights. Except for the Registration Rights Agreements entered into in connection with the Company’s initial public offering by and among the Company, the Operating Partnership and the holders of OP Units party thereto dated as of August 13, 2004, as amended (the “Unitholder Registration Rights Agreements”), the Registration Rights Agreement entered into in connection with the issuance of the Exchangeable Notes by and among the Company and the initial purchasers of the Exchangeable Notes dated as of September 25, 2006 (the “Notes Registration Rights Agreement”) and the Registration Rights Agreement entered into in connection with the formation of BMR-PR II LLC by and between the Company and the Prudential Insurance Company of America dated as of April 4, 2007 (the “JV Registration Rights Agreement”), there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to file a registration statement under the Securities Act with respect to any securities of the Transaction Entities owned or to be owned by such person. There are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement.
     (12) No Violations or Defaults. None of the Transaction Entities nor the Subsidiaries, (i) is in violation of its charter or by-laws or other similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction Entity or a Subsidiary is landlord or otherwise), ground lease or air space lease (under which such Transaction Entity or a Subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, hotel management agreement, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of the property or assets of such Transaction Entity or Subsidiary is subject (collectively, “Agreements or Instruments”), or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject, except for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.
     (13) No Consents Required. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by this Agreement, except as have been obtained or made under the Securities Act and as may be required under state securities laws or the rules of FINRA or that the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (14) Non-Contravention. Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under “Use of

Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters, by-laws or other organizational documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except for such conflicts, breaches, violations or defaults that (with respect to subclauses (i) and (ii) above) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.
     (15) Validity and Sufficiency of Agreements. This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto, and the Operating Partnership Agreement is a valid and binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable.
     (16) Licenses. The Transaction Entities and the Subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, have maintained such Licenses in full force and effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (17) Financial Statements. The financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, together with the related financial statement schedule and notes, present fairly (1) the financial position of the Company and its consolidated Subsidiaries (and the combined financial position of any predecessor entities) at the dates indicated; and (2) the results of operations, equity and cash flows of the Company and its consolidated Subsidiaries (and the combined results of operations, stockholders’ equity, and cash flows of any predecessor entities) for the periods specified; said financial statements have been prepared from the books and records of the Company and its consolidated Subsidiaries (and any predecessor entities) in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The related financial statement schedule incorporated by reference into the Registration Statement and the Prospectus, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be stated therein. All non- GAAP financial measures included in or incorporated by reference into the Registration Statement and the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K of the Securities Act Regulations to the extent such rules are applicable to such financial statements. Other than the historical financial statements, and financial statement schedule relating thereto included in or incorporated by reference into the Registration Statement and the Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Securities Act Regulations to be included therein or in any document required to be filed with the Commission under the Exchange Act or the Exchange Act Regulations.
     (18) Independent Registered Public Accounting Firm. The accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and delivered the Initial Comfort Letter referred to in Section 7(r) hereof, are, and during the periods covered by such financial statements were, an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, and the Public Company Accounting Oversight Board (United States).
     (19) REIT Status. Commencing with the taxable year ending December 31, 2004, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”).
     (20) Tax Returns and Matters. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as described in or contemplated by the Prospectus. Except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Transaction Entities, threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (21) No Other Offering Documents or Prospectuses. The Transaction Entities and each of the Subsidiaries have not distributed, and prior to the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities to be sold hereunder by UBS Securities, other than the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus reviewed and consented to by UBS Securities.
     (22) ERISA Matters.
     (A) Each Transaction Entity is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, except to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (B) The assets of the Transactions Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
     (C) The Company is a “real estate operating company” as such term is defined in paragraph (e) of the plan assets regulation in 29 C.F.R. Section 2510.3-101, or will be an “operating company” as defined in the first sentence of paragraph (c) thereof.
     (23) Property Matters.
     (A) The Transaction Entities or the Subsidiaries have good and marketable title (either in fee simple or pursuant to a leasehold interest) to all of the properties owned or leased by them (the “Properties”), in each case, free and clear of all Liens except such as (i) are disclosed in the Prospectus; or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases which are in full force and effect, and none of the Company, Operating Partnership nor any Subsidiary or, to any Transaction Entity’s knowledge, any other party, is in default under any such lease, with such exceptions as are disclosed in the Prospectus or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (B) All of the leases and subleases under which the Company, Operating Partnership or any Subsidiary lease any portion of the Properties are in full force and effect; there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any Transaction Entity nor any tenant under any of the terms and provisions of the leases described above; and none of the Company, Operating Partnership nor any Subsidiary has received any notice of any claim asserted by anyone adverse to the rights of the Company, Operating Partnership or Subsidiary under any of the leases or questioning or affecting the rights of the tenant of the continued possession of the leased or subleased premises under any such lease or sublease, in each case other than those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that have been, in the reasonable judgment of the Company, adequately reserved for in the Company’s consolidated financial statements. No tenant which has been specifically identified in the Prospectus under any of the leases at the Properties has a right of first refusal or other right or option to purchase the premises demised under such lease, other than those which are disclosed in the Prospectus or with respect to properties the value of which are not material to the Transaction Entities and the Subsidiaries as a whole;
     (C) Except as disclosed in the Prospectus, none of the Transaction Entities, nor any Subsidiary, knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (D) Each of the Properties complies with all applicable zoning laws, ordinances, regulations, and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (E) None of the Transaction Entities, nor any Subsidiary, has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities nor any Subsidiary or predecessor entity knows of any such condemnation or zoning change that is threatened against any of the Properties and that, if consummated, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (F) Each of the Properties is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures; and
     (G) Water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (24) No Participating Interests. The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, and neither the Transaction Entities, any of the Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Transaction Entities or any of the Subsidiaries.
     (25) Insurance. The Operating Partnership and any Subsidiary that owns, or leases under ground leases, real property has obtained title insurance on the fee interests (or leasehold interests) in each of the Properties and other insurance covering such risks and in amounts that are commercially reasonable for the assets owned by them, and in each case such title insurance and other insurance is in full force and effect. Neither the Transaction Entities nor any of the Subsidiaries has any reason to believe that any of them will not be able to obtain or renew its existing insurance coverage as and when required by the preceding or as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
     (26) Environmental Matters. Except as otherwise disclosed in the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
     (A) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time handled, stored, treated, transported, manufactured, transferred or otherwise dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Laws in all material respects;
     (B) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time spilled, leaked, discharged, dumped, released, or otherwise disposed of Hazardous Materials on, to or from the Properties, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (C) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of handling, storing, treating, transporting, manufacturing, transferring or otherwise dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Laws;
     (D) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of spilling, leaking, releasing, discharging, dumping, or otherwise disposing of Hazardous Materials on or from such Properties;

     (E) none of the Transaction Entities nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into soil or waters (including, but not limited to, groundwater and surface water) on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (F) none of the Transaction Entities nor any of the Subsidiaries has received any notice of or is aware of any receipt by any other party of a notice of, or has any knowledge of any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus (or, the most recent preliminary prospectus) or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Law (as hereinafter defined);
     (G) none of the Transaction Entities nor any of the Subsidiaries has (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under CERCLA or any similar law;
     (H) none of the Properties are included or, to the best of the Transaction Entities’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Transaction Entities’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as hereinafter defined);
     (I) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries other than in compliance with applicable Environmental Laws;
     (J) to the best knowledge of the Transaction Entities, the Properties contain no above-ground and underground storage tanks, oil/water separators, sumps, or septic systems; and
     (K) (a) to the best knowledge of the Transaction Entities, no building or other improvement located on the Properties contains any asbestos or asbestos-containing materials that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) all asbestos or asbestos-containing materials are managed, handled, treated, and removed in compliance with Environmental Law, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) the Transaction Entities do not intend to manage, handle, treat, or remove asbestos other than in compliance with Environmental Law.

     As used herein, “Hazardous Material” means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, asbestos, and polychlorinated biphenyls (PCBs).
     As used herein, “Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes in effect as of the Effective Date relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) through (viii), inclusive, of this subparagraph, (x) any amendments to the statutes, laws or ordinances listed in parts (i) through (ix), inclusive of this subparagraph, (xi) any rules, regulations, enforceable guidelines or directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) through (x), inclusive, of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental, health or safety matters.
     As used herein, a “Governmental Authority” means any federal, state, or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus.
     (27) Independence of Environmental Consultants. None of the environmental consultants that prepared the Phase I and II Environmental Audits with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest (contingent or otherwise) in the Transaction Entities or any of the Subsidiaries (including any predecessor entity), and none of them nor any of their directors, officers or employees is connected with the Transaction Entities or any of the Subsidiaries (or any of their predecessor entities) as a promoter, selling agent, voting trustee, director, officer or employee.
     (28) NYSE Listing Approval. The Securities have been approved for listing on the NYSE subject to official notice of issuance.
     (29) Labor Relations. With respect to employees of the Transaction Entities or any Subsidiary, no labor dispute exists or, to the knowledge of the Transaction Entities, is imminent, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (30) Intellectual Property Rights. The Transaction Entities and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated or presently intended to be operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (31) No Proceedings. There are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Transaction Entities’ knowledge, contemplated.
     (32) No Material Adverse Change; No Material Transactions. Except as disclosed in the Prospectus or the Registration Statement, since the respective dates as of which information is given in the Prospectus and the Registration Statement, (1) there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect; (2) there have been no transactions entered into by the Company nor any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one entity; or (3) except for quarterly dividends on the Common Stock and the Series A Preferred Stock and related distributions on OP Units and Series A units, respectively, that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.
     (33) Investment Company Act Status. No Transaction Entity is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (34) Adequate Disclosure of Contracts and Documents. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and filed as required.
     (35) Related Party Disclosures. No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Prospectus and which is not so described.
     (36) Books, Records, and Internal Controls. Each Transaction Entity (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
     (37) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
     (38) Stabilization Activities. None of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any of the Company’s securities to facilitate the sale or resale of the Securities.
     (39) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Securities being sold by the Company in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”
     (40) Subsidiary Tax Classification. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.
     (41) Adequate Disclosure of Acquisitions and Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be described in the Prospectus that is not already so described.
     (42) Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. The Company’s independent registered public accounting firm and the audit committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no significant changes in internal controls or in other factors that could significantly and negatively affect internal controls.
     (43) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Operating Partnership and the Subsidiaries or any of such entities’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (44) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.
     (45) OFAC. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (46) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (47) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to UBS Securities or to counsel for UBS Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to UBS Securities as to the matters covered thereby.
     SECTION 6. Sale and Delivery to UBS Securities; Settlement.
     (a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon UBS Securities’ acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, UBS Securities, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Each of the Transaction Entities acknowledges and agrees that (i) there can be no assurance that UBS Securities will be successful in selling Placement Securities, (ii) UBS Securities will incur no liability or obligation to the Transaction Entities or any other person or entity if it does not sell Placement Securities for any reason other than a failure by UBS Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required under this Agreement and (iii) UBS Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by UBS Securities and the Transaction Entities.
     (b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by UBS Securities at which such Placement Securities were sold, after deduction for (i) UBS Securities’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
     (c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting UBS Securities’s or its designee’s account (provided UBS Securities shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, UBS Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold UBS Securities harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to UBS Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
     (d) Denominations; Registration. Certificates for the Securities, if any, shall be in such denominations and registered in such names as UBS Securities may request in writing at least one full business day before the Settlement Date. The certificates for the Securities, if any, will be made available for examination and packaging by UBS Securities in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.
     (e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to UBS Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to UBS Securities in writing. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.
(f) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities shall only be effected by or through only one of UBS Securities or the Alternative Managers on any single given day, but in no event by more than one, and the Company shall in no event request that UBS Securities and any of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

     SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Transaction Entities covenants with UBS Securities as follows:
     (a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by UBS Securities under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify UBS Securities promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to UBS Securities within a reasonable period of time before the filing and UBS Securities has not reasonably objected thereto (provided, however, that the failure of UBS Securities to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect UBS Securities’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to UBS Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).
     (b) Notice of Commission Stop Orders. The Company will advise UBS Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
     (c) Delivery of Registration Statement and Prospectus. The Company will furnish to UBS Securities and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a

Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as UBS Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to UBS Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for UBS Securities or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify UBS Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to UBS Securities such number of copies of such amendment or supplement as UBS Securities may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify UBS Securities to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with UBS Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as UBS Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
     (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.
     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by UBS Securities under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
     (i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
     (j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will (1) comply with all provisions of the Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.
     (k) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide UBS Securities prior notice at least three (3) business days before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including Common Stock issuable upon redemption of OP Units of the Operating Partnership or upon exchange or redemption of the Exchangeable Notes, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to UBS Securities in advance.

     (l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise UBS Securities promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to UBS Securities pursuant to Section 7 of this Agreement.
     (m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by UBS Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as UBS Securities may reasonably request after consultation with the Company.
     (n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through UBS Securities during the relevant quarter.
     (o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (1) each time the Company:
     (i) files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
     (ii) files an annual report on Form 10-K under the Exchange Act;
     (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or
     (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act, or
(2) at any other time reasonably requested by UBS Securities (each date of filing of one or more of the documents referred to in clause (1) and any time of request pursuant to clause (2) shall be a “Representation Date”);
     the Company shall furnish UBS Securities with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation

Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide UBS Securities with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or UBS Securities sells any Placement Securities, the Company shall provide UBS Securities with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.
     (p) Company Counsel Legal Opinions. (i) On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (ii) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to UBS Securities written opinions of Latham & Watkins LLP and Venable LLP (collectively, “Company Counsel”), or other counsel satisfactory to UBS Securities, in form and substance reasonably satisfactory to UBS Securities and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit E-1, Exhibit E-2 and Exhibit E-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish UBS Securities with a letter (a “Reliance Letter”) to the effect that UBS Securities may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Transaction Entities and public officials. In addition, Latham & Watkins LLP, in rendering such opinion, may rely on and assume the accuracy of an opinion of Venable LLP with respect to certain matters of Maryland law.
     (q) Agent Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, UBS Securities shall have received the favorable opinion of DLA Piper LLP (US), counsel to UBS Securities, dated as of such date, in customary form and substance satisfactory to UBS Securities, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, DLA Piper LLP (US) may rely as to the organization and incorporation of the Transaction Entities and other matters governed by Maryland law upon the opinion of Venable LLP referred to above.
     (r) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish UBS Securities letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to UBS Securities, (i)

confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
     (s) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than UBS Securities; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.
     (t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
     (u) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify UBS Securities and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
     (v) REIT Treatment. The Company will use its best efforts to maintain its qualification as a REIT under the Code.
     SECTION 8. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the printing and delivery to UBS Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to UBS Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to UBS Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for UBS Securities in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to UBS Securities of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to UBS Securities of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to any review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) the Company shall reimburse UBS Securities, Raymond James and Wells Fargo Securities (the “Managers”) for their reasonable out-of-pocket fees and disbursements of counsel for the Managers incurred in connection with this Agreement and the Alternative Distribution Agreements in an amount equal to the product of (a) a fraction equal to (i) the aggregate offering amount remaining unsold under this Agreement and the Alternative Distribution Agreements on the date which is six months after the date of this Agreement (or such earlier date at which the Company terminates the Agreement) (the “Determination Date”) divided by (ii) the aggregate offering amount authorized to be sold pursuant to this Agreement and the Alternative Distribution Agreements, and (b) the aggregate reasonable out-of-pocket fees and disbursements of counsel for the Managers incurred by the Managers in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreement to and including the Determination Date (the “Expenses”); provided, however, that the Company shall not be obligated pursuant to this Section 8(a)(xi) to reimburse the Managers for any Expenses in excess of $150,000 in the aggregate. The Expenses calculated pursuant to the preceding sentence shall be divided among the Managers in amounts proportionate to the aggregate offering amount sold by each Manager under this Agreement and the Alternative Distribution Agreements, after taking into account the amount of Expenses actually paid by each Manager, and shall be due and payable by the Company to the Managers within 5 business days of the Determination Date.
     (b) Termination of Agreement. If this Agreement is terminated by UBS Securities in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse UBS Securities for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for UBS Securities (to be calculated in accordance with Section 8(a)(xi)).
     SECTION 9. Conditions of UBS Securities’ Obligations. The obligations of UBS Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

     (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any change in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (d) Opinion of Counsel for Company. UBS Securities shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
     (e) Representation Certificate. UBS Securities shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
     (f) Accountant’s Comfort Letter. UBS Securities shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).
     (g) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

     (h) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
     (i) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for UBS Securities shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
     (j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
     (k) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by UBS Securities by notice to the Company. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Exhibit B.
     SECTION 10. Indemnification.
     (a) Indemnification by the Transaction Entities. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless UBS Securities, its partners, members, directors, officers, employees and agents and each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification by UBS Securities. UBS Securities agrees to indemnify and hold harmless each Transaction Entity, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for UBS Securities and the Alternative Managers and each person, if any, who controls UBS Securities or the Alternative Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Transaction Entities, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnifying party shall not have assumed the defense of an action in accordance with Section 10(c), or if an indemnified party shall have incurred reasonable fees and expenses of counsel prior to an indemnifying party assuming the defense of an action in accordance with Section 10(c), and an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and UBS Securities on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of UBS Securities on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses.
     The relative benefits received by the Transaction Entities on the one hand and UBS Securities on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Entities bear to the total discount, commissions or other compensation received by UBS Securities.

     The relative fault of the Transaction Entities on the one hand and UBS Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by UBS Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Transaction Entities and UBS Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, UBS Securities shall not be required to contribute any amount in excess of the discount, commission or other compensation received by UBS Securities hereunder.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as UBS Securities, and each director of the Transaction Entities, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transaction Entities.
     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transaction Entities or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of UBS Securities or controlling person, or by or on behalf of the Transaction Entities, and shall survive delivery of the Securities to UBS Securities.
     SECTION 13. Termination of Agreement.
     (a) Termination; General. UBS Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of UBS Securities is material and adverse and makes it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of UBS Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities.
     (b) Termination by the Transaction Entities. The Transaction Entities shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.
     (c) Termination by UBS Securities. UBS Securities shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
     (d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Securities through UBS Securities and the Alternative Managers pursuant to this Agreement and the Alternative Distribution Agreements.
     (e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(k), 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
     (f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by UBS Securities or the Transaction Entities, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
     (g) Liabilities. If this Agreement is terminated pursuant to Section 9(k) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.

     SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to UBS Securities shall be directed to UBS Securities at UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department; notices to the Transaction Entities shall be directed to them at BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, fax no. 858-485-9843, Attention: General Counsel/Corporate Legal, with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, Attention: Craig M. Garner, Esq..
     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon UBS Securities, the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than UBS Securities, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of UBS Securities, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from UBS Securities shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
     SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.
     “Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
     “FINRA” means the Financial Industry Regulatory Authority.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.
     “Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.
     “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “Series A Preferred Stock” means the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share.
     All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
     All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by UBS Securities outside of the United States.
     SECTION 20. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of UBS Securities, and UBS Securities represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by UBS Securities or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.
     SECTION 21. Absence of Fiduciary Relationship. Each of the Transaction Entities, severally and not jointly, acknowledges and agrees that:
     (a) UBS Securities is acting solely as agent (or as principal pursuant to a separate underwriting or similar agreement described in Section 1) in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and UBS Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not UBS Securities has advised or is advising the Company on other matters, and UBS Securities has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
     (b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) UBS Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (d) it is aware that UBS Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and UBS Securities has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
     (e) it waives, to the fullest extent permitted by law, any claims it may have against UBS Securities for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that UBS Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between UBS Securities, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

BIOMED REALTY TRUST, INC.

By	/s/ R. Kent Griffin

Name: R. Kent Griffin
Title:President

BIOMED REALTY, L.P.

By	/s/ R. Kent Griffin

Name: R. Kent Griffin
Title:President

CONFIRMED AND ACCEPTED, as of the date first above written:

UBS SECURITIES LLC

By	/s/ Sumit Roy
Name: Sumit Roy
Title: Executive Director

UBS SECURITIES LLC

By:	/s/ Kunal P. Shah
Name: Kunal Shah
Title: Associate Director

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